Exhibit 99.1

For Release 8:00 a.m. CST

Dec. 11, 2003

VIGNETTE COMPLETES ACQUISITION OF COLLABORATION LEADER

INTRASPECT SOFTWARE, INC.

Vignette Unveils Three Collaborative Solutions and Debuts First Modular Independent

J2EE-Based Collaboration, Content and Portal Solution

AUSTIN, Texas—Dec. 11, 2003—Vignette Corp. today announced the completion of its acquisition of privately held Intraspect Software Inc. Vignette is now uniquely positioned as the only independent enterprise software vendor that offers organizations a unified, award-winning content management, portal and collaboration solution that incorporates business processes and delivers the most-advanced capabilities to power the enterprise Web.

Vignette also is announcing today general availability of three solutions based on Intraspect technology: Vignette® Business Workspaces, Vignette® Strategic Account Management and Vignette® Project Delivery. These new solutions were built using former Intraspect technology to help organizations improve communication and coordination across workgroups and members. Additional product integrations with Vignette® Application Portal and Vignette® Content Management will be available during the first quarter of 2004.

As a longtime Intraspect customer, Hill & Knowlton Inc. has reaped the benefits of a unified collaboration strategy. “As a company, we realize the value of tight integration between critical enterprise information technology applications,” said Ted Graham, director of knowledge management at Hill & Knowlton. “We look forward to working with Vignette in the future to continue to drive improvement in its collaboration and other product functionality. The product vision Vignette has unveiled is compelling to Hill & Knowlton, and we are eager to explore how it can help drive increased value for our employees and clients. Hill & Knowlton believes that these technologies are helping our worldwide consultants innovate and collaborate around shared information more readily. Intraspect’s unrivalled ability to deal very well with unstructured, work-in-progress content will be well matched with a company like Vignette that understands how to readily transform this content to be published in a variety of different formats.”

By integrating Intraspect’s leading collaboration functionality into the Vignette® V7 family of products, Vignette has strengthened its product portfolio to give the company a sustainable competitive differentiation as an enterprise Web solution provider. Vignette collaboration solutions integrate seamlessly with the desktop productivity tools of today’s business user, while providing all the under-the-hood scalability, security, extensibility and standards support that Web-based enterprise solutions demand.

Organizations can now purchase from a single vendor an entire enterprise Web solution with a modular architecture that allows them to complement existing infrastructure or solve pressing business problems, and have the option to easily expand a Vignette deployment with additional modules as business needs evolve.

“With the addition of Intraspect technology to the Vignette product lineup, we are in the enviable position of being able to offer customers a collaboration solution that surpasses any competitive offerings available today,” said Thomas E. Hogan, president and chief executive officer of Vignette. “Where our competitors — large and small — fall short, Vignette clearly leads the way with a new paradigm of open, standards-based enterprise Web solutions that can be deployed separately or jointly. The market demands powerful, easy-to-use collaboration that complements, rather than usurps, users’ daily business practices. The Intraspect capabilities combined with our award-winning portal catapults us past our competitors and uniquely positions Vignette to provide organizations worldwide with the best foundation for building a successful online business.”

The Vignette V7 Collaboration Services, one of the seven key services provided in Vignette V7 to power the enterprise Web, help organizations unlock the critical information stored in e-mail and siloed applications. The result is a paradigm shift that makes information accessible to all team members in a secure, time-protected manner. The significant amount of out-of-the-box functionality provided by Vignette allows organizations to focus their time and energy on improving their business, rather than on coding applications.

“As organizations continue to consolidate the list of enterprise software vendors they do business with, organizations that offer a broad and diverse product portfolio are well-positioned to succeed,” said Lou Latham, analyst at Gartner Inc. “The portal is the natural place for organizations to conduct business and for workgroups to collaborate, and the integration of core information technology functionality such as collaboration, portals and content management is a plus for organizations worldwide.”

Under the terms of the agreement announced Sept. 15, 2003, Vignette paid $20 million for Intraspect, composed of $10 million in cash and approximately 4.2 million shares of Vignette stock. The Intraspect transaction is the third successful acquisition Vignette has completed in the past 13 months. In November 2002 Vignette acquired the intellectual property of Revenio Inc., which is incorporated into Vignette® Dialog, and in December 2002 Vignette acquired portal leader Epicentric Software.

“We are pleased to welcome the Intraspect team to Vignette,” Hogan said. “The two companies share a culture and vision of a new generation of standards-based applications that power the enterprise Web, and the combination of these two companies greatly accelerates our ability to deliver these solutions to our customers.”

About Vignette Corp.

Vignette (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the enterprise Web for more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/.

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FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products; future sales; market growth and competition; the integration of the Intraspect management team and employees with the Vignette management team and employees; the market opportunities available to the combined company; the timing of the consummation of the merger; the ability of the combined company to realize its objectives of growing the market and maintaining industry leadership; the strategic and operational benefits to the combined company following the merger; and the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: the ability of Vignette and Intraspect to operate as a combined company after the merger, the successful integration of Intraspect’s employees and technologies with those of Vignette, fluctuations in demand for the combined company’s software products and services, the ability to successfully combine product offerings, the possibility that the business cultures of Vignette and Intraspect are incompatible, possible development of marketing delays relating to product offerings, the introduction of new products by competitors or the entry of new competitors into the markets for the combined company’s products. The combined company may not successfully integrate the operations of Vignette and Intraspect in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Vignette’s most recent filings with the Securities and Exchange Commission. Vignette undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

Vignette is a trademark or registered trademark of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

For more information, investors only:

Charles Sansbury	Jim Hahn
Vignette Corp.	Vignette Corp.
(512) 741-4400	(512) 741-4871
csansbury@vignette.com	jim.hahn@vignette.com